Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

MARSHALL EDWARDS, INC.

SUBSCRIPTION RIGHTS FOR THE EXERCISE OF UNITS CONSISTING OF

UP TO AN AGGREGATE OF [        ] SHARES OF MARSHALL EDWARDS, INC. COMMON STOCK AND WARRANTS FOR THE PURCHASE OF UP TO AN AGGREGATE OF [        ] SHARES OF COMMON STOCK

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) issued by Marshall Edwards, Inc. (the “Company”) to purchase units (“Units”). Each Unit consists of [        ] shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”) and a warrant to purchase an additional [        ] shares of the Common Stock pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Company’s prospectus, dated March [        ], 2012 (the “Prospectus”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., Eastern time, on [        ], 2012, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Marshall Edwards, Inc. Subscription Rights Certificates.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box	1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

Box	2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below:

  Basic Subscription Right

	rights =			x	$[ ]		=	$
(no. of Rights)		(no. of Units	)		(subscription price / Unit	)		(required payment	)

  Over-subscription Privilege

IF YOU HAVE FULLY EXERCISED (AFTER GIVING EFFECT TO ANY PERMITTED DISTRIBUTIONS) YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to subscribe for additional Units, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information:

	x	$[ ]		=	$
(no. of Units)		(subscription price / Unit	)		(required payment	)

Total subscription payment required:

$	+	$		=	$
(Basic Subscription Right payment)		(Over-subscription Privilege payment	)		(Total required payment	)

Form of payment:

☐ Payment	in the following amount is enclosed: $

☐ Please	deduct payment of $ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the Units that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number: